EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies	—or—	Akamai Technologies
617-444-3913		617-444-2804
jyoung@akamai.com		ssmith@akamai.com
AKAMAI REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS
w	Revenue grew to $139.3 million, up 53 percent year-over-year and 11 percent from the prior quarter

w	GAAP net income was $19.2 million, or $0.11 per diluted share, up 67 percent over the first quarter 2006

w	Normalized net income* increased 73 percent year-over-year to $50.7 million, or $0.28 per diluted share, and increased 7 percent over the prior quarter
CAMBRIDGE, Mass. – April 25, 2007 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading global service provider for accelerating content and business processes online, today reported financial results for the first quarter ended March 31, 2007. Revenue for the first quarter 2007 was $139.3 million, an 11 percent increase over fourth quarter 2006 revenue of $125.7 million, and a 53 percent increase over first quarter 2006 revenue of $90.8 million.
Akamai’s first quarter consolidated financial results include 18 days of activity from Netli, Inc. following the closing of Akamai’s acquisition of Netli on March 13, 2007. Netli contributed approximately $500,000 of revenue during the first quarter of 2007.
“Demand for our core content delivery and application acceleration services grew in all sectors of our business and helped us to achieve record performance in the first quarter,” said Paul Sagan, president and CEO of Akamai. “With our ongoing investment in internal research and development, along with key strategic acquisitions of Nine Systems, Netli, and most recently Red Swoosh, we continue to innovate to meet our customers’ high expectations for quality delivery and enhanced functionality that will help them achieve their online business objectives.”
Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the first quarter of 2007 was $19.2 million, or $0.11 per diluted share.
The Company generated normalized net income* of $50.7 million, or $0.28 per diluted share, in the first quarter of 2007, a seven percent increase over fourth quarter 2006 normalized net income of $47.5 million, or $0.27 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

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Adjusted EBITDA* for the first quarter of 2007 was $58.8 million, up from $53.0 million in the fourth quarter 2006, and $33.4 million in the first quarter of 2006. Adjusted EBITDA margin for the first quarter was 42 percent, a 5 point improvement over the first quarter of last year. (*See Use of Non-GAAP Financial Measures below for definitions.)
Cash from operations was $56.3 million, or 40 percent of revenue. At the end of the first quarter, the Company had approximately $480 million in cash, cash equivalents and marketable securities.
The Company had approximately 164 million shares of common stock outstanding as of March 31, 2007.
Customers
Akamai added 89 net new customers under long-term services contracts during the first quarter of 2007 and Netli contributed an additional 45 net new customers, bringing Akamai’s total quarter-end number of customers under long-term services contracts to 2,481.
Sales through resellers and sales outside the United States accounted for 20 percent and 22 percent, respectively, of revenue for the first quarter 2007.
Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 3310990.
About Akamai
Akamai® is the leading global service provider for accelerating content and business processes online. Thousands of organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.

Financial Statements
Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	March 31, 2007	December 31, 2006
Assets
Cash and cash equivalents	$124,245	$80,595
Marketable securities	216,712	188,141
Restricted marketable securities	1,235	1,105
Accounts receivable, net	86,873	86,232
Prepaid expenses and other current assets	23,780	18,600

Current assets	452,845	374,673
Marketable securities	134,737	161,511
Restricted marketable securities	3,102	3,102
Property and equipment, net	109,547	86,623
Goodwill and other intangible assets, net	453,794	298,263
Other assets	4,900	4,256
Deferred tax assets, net	307,712	319,504

Total assets	$1,466,637	$1,247,932

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$85,450	$80,713
Other current liabilities	13,730	8,551

Current liabilities	99,180	89,264
Other liabilities	6,179	3,975
Convertible notes	199,960	200,000

Total liabilities	305,319	293,239
Stockholders’ equity	1,161,318	954,693

Total liabilities and stockholders’ equity	$1,466,637	$1,247,932

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Revenues	$139,274	$125,703	$90,825

Costs and operating expenses:
Cost of revenues * †	34,480	28,605	19,316
Research and development *	10,604	9,141	6,726
Sales and marketing *	36,749	34,258	26,295
General and administrative * †	27,478	25,249	18,543
Amortization of other intangible assets	2,812	2,047	2,296

Total costs and operating expenses	112,123	99,300	73,176

Operating income	27,151	26,403	17,649

Interest income, net	(4,732)	(4,567)	(2,659)
Loss on early extinguishment of debt	1	—	—
Gain on investments, net	—	(2)	(257)
Other expense (income), net	204	(357)	(186)

Income before provision for income taxes	31,678	31,329	20,751
Provision for income taxes	12,499	10,706	9,256

Net income	$19,179	$20,623	$11,495

Net income per share:
Basic	$0.12	$0.13	$0.07
Diluted	0.11	0.12	$0.07

Shares used in per share calculations:
Basic	161,569	157,206	153,819
Diluted	183,157	179,064	173,811

* Includes stock-related compensation (see supplemental table for figures)

† Includes depreciation (see supplemental table for figures)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Supplemental financial data (in thousands):

Stock-related compensation:
Cost of revenues	$739	$637	$273
Research and development	3,976	3,409	1,657
Sales and marketing	6,827	5,993	2,589
General and administrative	5,288	4,753	2,568

Total stock-related compensation	$16,830	$14,792	$7,087

Depreciation and amortization:
Network-related depreciation	$10,178	$8,132	$5,356
Capitalized stock-related compensation amortization	188	136	6
Other depreciation	1,671	1,487	1,035
Amortization of other intangible assets	2,812	2,047	2,296

Total depreciation and amortization	$14,849	$11,802	$8,693

Capital expenditures:
Purchases of property and equipment	$27,542	$18,944	$13,556
Capitalized internal-use software	4,001	3,532	2,618
Capitalized stock-related compensation	1,384	1,471	522

Total capital expenditures	$32,927	$23,947	$16,696

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$45,577	$18,372	$27,294

End of period statistics:
Number of customers under recurring contract	2,481	2,347	1,981
Number of employees	1,213	1,058	833
Number of deployed servers	25,093	22,109	19,919

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Cash flows from operating activities:
Net income	$19,179	$20,623	$11,495

Adjustments to reconcile net income to net cash provided by operating activities, net of acquisitions:
Depreciation and amortization of intangible assets and deferred financing costs	15,059	12,013	8,903
Stock-related compensation	16,830	14,792	7,087
Non-cash portion of loss on early extinguishment of debt	1	—	—
Utilization of tax NOLs/credits and changes in deferred tax assets, net	11,701	9,414	8,764
Excess tax benefits from stock-based compensation	(7,476)	(12,910)	(5,399)

Gain on investments, property and equipment and foreign currency, net	(448)	(438)	(327)
Provision for doubtful accounts	515	397	318
Changes in operating assets and liabilities:
Accounts receivable, net	659	(14,022)	(3,403)
Prepaid expenses and other current assets	(5,126)	(3,249)	(3,113)
Accounts payable, accrued expenses and other current liabilities	694	(3,137)	6,840
Accrued restructuring	(678)	(464)	(554)
Deferred revenue	4,117	(759)	2,641
Other noncurrent assets and liabilities	1,251	310	(91)

Net cash provided by operating activities:	56,278	22,570	33,161

Cash flows from investing activities:
Business acquisitions, net of cash acquired (used in)	5,306	(5,127)	—
Purchases of property and equipment and capitalization of internal-use software costs	(31,543)	(22,476)	(16,174)
Purchase of investments	(53,150)	(116,164)	(105,005)
Proceeds from sales and maturities of investments	51,669	79,075	50,766
Decrease in restricted investments held for security deposits	—	—	400

Net cash used in investing activities	(27,718)	(64,692)	(70,013)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	6,692	9,267	4,643
Excess tax benefits from stock-based compensation	7,476	12,910	5,399

Net cash provided by financing activities	14,168	22,177	10,042

Effects of exchange rate translation on cash and cash equivalents	922	1,417	40

Net increase (decrease) in cash and cash equivalents	43,650	(18,528)	(26,770)
Cash and cash equivalents, beginning of period	80,595	99,123	91,792

Cash and cash equivalents, end of period	$124,245	$80,595	$65,022

*Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. This measure is also used by management in their financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.
Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, stock-related compensation, depreciation of capitalized stock-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, foreign exchange gains and losses, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.
Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest expense, or do not require a cash outlay, such as stock-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.
Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA over revenue. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.
Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated Statement of Cash Flows in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Akamai defines “normalized net income” as net income before amortization of intangible assets, stock-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.
Akamai defines “normalized diluted shares” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.
Reconciliation of GAAP net income to normalized net income
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Net income	$19,179	$20,623	$11,495

Amortization of intangible assets	2,812	2,047	2,296
Stock-related compensation	16,830	14,792	7,087
Amortization of capitalized stock-related compensation	188	136	6
Gain on investments, net	—	(2)	(257)
Utilization of tax NOLs/credits	11,701	9,924	8,764
Loss on early extinguishment of debt	1	—	—

Total normalized net income:	50,711	47,520	29,391

Interest income, net	(4,732)	(4,567)	(2,659)
Provision for income taxes	798	782	492
Depreciation and amortization	11,849	9,619	6,391
Other expense (income), net	204	(357)	(186)

Total Adjusted EBITDA:	$58,830	$52,997	$33,429

Normalized net income per share:
Basic	$0.31	$0.30	$0.19
Diluted	$0.28	$0.27	$0.17

Shares used in normalized per share calculations:
Basic	161,569	157,206	153,819
Diluted	185,179	181,332	176,644
# # #
Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and expectations with respect to revenue. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services, inability to realize the benefits of our net operating loss carryforward, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, unexpected expenses associated with the acquisitions and integrations of Nine Systems, Netli and Red Swoosh, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.
In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.